Date of the Offering Circular that was reviewed by investor:

 Series A or B Preferred Stock Subscription Agreement
The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of preferred stock (the “Shares”) of MacKenzie Realty Capital, Inc. (sometimes referred to herein as the “Company”), set forth below.
  1. Investment
Subscription Amount $

Series A ____

Series B____

Initial Investment ($5,000 minimum)
Additional Investment ($500 minimum) (complete all sections except 2 and 4)

ONLY CHECK ONE OF THESE IF NO COMMISSIONS ARE TO BE PAID ON PURCHASE
(Optional) for purchases without selling commissions, please designate below, if applicable:
Registered Investment Adviser
Wrap Fee Arrangement at your Broker-Dealer*
Other Net of Commission Purchase (specify: )
*Not all broker-dealers are eligible for advisory business; please confirm with the dealer   manager
The Company offers a volume discount to investors who purchase more than $250,000 worth of the Shares through the same selected broker-dealer in the offering. To qualify for a volume discount as a result of multiple purchases of Shares, the investor must use the same selected broker-dealer and must check the “Additional Investment” box above. In the event the investor wishes to have his/her/its order combined with others as a “single purchaser,” as defined in the Offering Circular, the investor must check the appropriate box above, and indicate below the basis for the discount as a “single   purchaser.”
If investor wishes to have his/her/its order combined with others as a “single purchaser” for the purposes of qualifying for a volume discount, please check the appropriate box below indicating the basis for the discount. Investor is:
a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not an employees’ trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code all commingled trust funds maintained by a single bank. OR

Investor wishes to combine his/her order with another subscriber who is his spouse, their children under the age of 21, and all pension or trust funds established by each such individual, whose name(s) must be identified in the line below:

Name(s):
  2. Ownership (Select only one)

Individual (non-qualified)
(one signature)
Community Property
(all parties must sign)
Qualified Pension/Profit Sharing Plan
(include Plan Documents)
Corporation (include Corporate Resolution; authorized signature)
Joint Tenants with Rights of Survivorship
(all parties must sign)
Tenants in Common
(all parties must sign)
IRA ?Trad ?Roth ?SEP ?SIMPLE
(Custodian signature required)
Partnership/LLC/LP (include Partnership Agreement; authorized signature)
UGMA: State of
(custodian signature required)
UTMA: State of
(custodian signature required)
Trust
(include title and signature page)
Other (specify and include title and signature pages)

  3. Investor Information (Please print)
Individual/Beneficial Owner
(first, middle, last) email address
SSN/Tax ID # Country of Citizenship Contact Phone #

Mailing Address Date of Birth
(street) (city/state) (zip) (mm/dd/yyyy) (You must include a permanent street address, if your mailing address is a P.O. Box)
Permanent Address
(street) (city/state) (zip)

Joint or Beneficial Owner
(first, middle, last) email address
SSN/Tax ID # Country of Citizenship Contact Phone #

Mailing Address Date of Birth
(street) (city/state) (zip) (mm/dd/yyyy) (You must include a permanent street address, even if your mailing address is a P.O. Box)
Permanent Address
(street) (city/state) (zip)

  3. Investor Information (continued; if applicable)
Trust or Custodian Information
Name of Trust or Custodian Date of Trust
(mm/dd/yyyy)
Address
(street) (city/state) (zip) (You must include a permanent street address even if your mailing address is a P.O. Box)

Phone Email
Trustee(s) or Custodian Trust or Custodian Tax ID   Beneficial Owner(s) Social Security #   Beneficial Owner(s) Address DOB
(street) (city/state) (zip) (mm/dd/yyyy)

Custodial Account Number ___________________________________         Position to be included in AIP Feed
Agreement must already be established and account number must be included on paperwork
Corporation/Partnership/Other
Entity Name Date of Entity
Formation (mm/dd/yyyy)
Address
(street) (city/state) (zip) (You must include a permanent street address even if your mailing address is a P.O. Box)

Entity Type If corporation ? C Corp ? S Corp Tax ID

Officer(s), General Partner or Authorized Person(s)

  4. Dividend Reinvestment Plan
I hereby elect the dividend option indicated below:

I choose to participate in the Company’s Dividend

I choose to have dividends deposited in

I choose to have dividends sent to the

I choose to have dividends mailed to me at the following address:

Reinvestment Plan.
a checking, savings or brokerage account.
(Complete information below.)
address in section 3 above.
(Cash dividends for custodial
and brokerage accounts will   be sent to the custodian of
record.)

I agree, if I elect to have my dividends reinvested pursuant to the Company’s Dividend Reinvestment Plan, to notify the Company and the broker-dealer named in this Subscription Agreement in writing if at any time I am unable to make any of the representations and warranties set forth in the Offering Circular,  as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below. This requirement will expire once my Shares are “covered securities” by virtue of them being listed on a national securities  exchange.
I authorize the Company or its agent to deposit my dividends to the account indicated below. This authority will remain in force until I notify the Company in writing to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit. I also hereby acknowledge that funds and/or Shares in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws. I acknowledge that dividends may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to stockholders through dividends will be made after payment of fees and expenses.
Banking Information for ACH Payment of Dividends:
Name of Financial Institution Account Type                                                                     Mailing Address
(street) (city/state) (zip)
ABA Routing Number (if applicable) Account Number

  5. Electronic Delivery of Documents (You will not receive paper mailing)
?In lieu of receiving documents by mail, I authorize the Company to make available on its website at www.mackenzierealty.com its quarter- ly reports, annual reports, tender offer materials, proxy statements, Offering Circular supplements or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. (Any investor who elects this option must provide an e-mail address below and ensure that the Company has a current e-mail address for as long as he    or she owns Shares.)

E-mail Address Initials
  6. Subscriber Representations
Please carefully read and separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on our behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

a.
I(we) acknowledge that no United States federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the offering and sale of the Shares. I(we) ac- knowledge that there are tax consequences associated with an investment in the Shares, and I(we) have had the opportunity to discuss such consequences with my (our) own adviser. I(we) acknowledge that an investment in the Shares is highly speculative and that the Company can provide no assurances that the Shares will retain any of their value.

b.	I (we) have no intention of selling, granting any participation in, or otherwise distributing or disposing of any Shares, nor do I(we) intend to subdivide the Shares with any person.
c.
I(we) acknowledge that the Shares are not liquid, that the Company’s Articles of Incorporation limit my (our) ability to transfer the Shares, and that there is no established public market, nor does the Company expect a public market to develop in the foreseeable future, for the sale of the Shares. I(we) acknowledge that I(we) will be required to hold the Shares and bear the risk of investment in the Shares for an indefinite time.

d.
If I am (we are) certify that I am(we are): (i) a United States citizen or resident or a corporation, partnership, limited li- ability company, trust, or equivalent legal entity organized under the laws of the United States; and (ii) is a “qualified purchaser” as that term is defined under Regulation A under the Securities Act because the aggregate purchase price I will pay for the Shares is no more than ten percent (10%) of the greater of my (our): (1) if I am (we are) a natural person, annual income or net worth (with annual income and net worth determined as provided in Rule 501 of the Securities Act); or (2) if I am (we are) a non-natural person, revenue or net assets for my (our) most recently completed fiscal year end

Owner
(initials)
Joint Owner
(initials)

  7. Important Information (Rights, Certifications, Authorizations)
Substitute IRS Form W-9 Certification:  I (we) declare that the information supplied in this subscription agreement is true and correct and may be relied upon by the Company in connection with my (our) investment in the Company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
By signing below, you hereby acknowledge receipt of the Offering Circular of the Company relating to the Shares for which you have subscribed, as supplemented and amended through the date hereof (as so supplemented and amended, the “Offering Circular”), not less than five (5) business days prior to the signing of this Subscription Agreement. The Offering Circular is available at www.sec.gov. You are encouraged to read the Offering Circular carefully before making any investment decisions.

You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Offering Circular. You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. You acknowledge that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 15 days from the date your subscription is received and accepted, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final Offering Circular.
By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Offering Circular; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Offering Circular and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.
The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and Social Security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then current financial adviser. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. You also acknowledge that you are not a “Government Entity” as defined in Rule 206(4)-5(f )(5) of the Investment Advisers Act of 1940.
By signing below, you also acknowledge that any capital returned to stockholders through distributions will be distributed after payment of fees and expenses. You also acknowledge that the Company may suspend or terminate its share repurchase program at any time.
Investing in the Company’s preferred stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See “Risk Factors” beginning on page 15 of the Offering Circular of the Company to read about the risks you should consider before buying shares of the Company’s preferred stock, including the risk of leverage.
•	You should not expect to be able to sell your shares regardless of how the Company performs; and if you are able to sell your shares, you will likely receive less than your purchase price.
•	The Company does not intend to list its preferred shares on any securities exchange, and the Company does not expect a secondary market in the shares to develop.
•	The Company has a share repurchase program, but it is subject to the terms and conditions set forth in the Offering Circular.
•	Distributions are not guaranteed, and the Company is permitted to return a limited amount of its capital, or borrow, to fund distributions (though the Company intends to do neither).
•	You should consider that you may not have access to the money you invest for an indefinite period of time.
•An investment in the Company’s shares is not suitable for you if you need access to the money you invest. See the “Share Repurchase Program” and “Suitability of Stockholders” sections in the Offering Circular of the Company.
Owner or Authorized Person (Print Name) Owner or Authorized Person (Print Name)

Owner or Authorized Person Signature Owner or Authorized Person Signature
Date (mm/dd/yyyy) Date (mm/dd/yyyy)

Custodian Name [if applicable] (Print Name) Custodian  Signature  [if applicable]
Date (mm/dd/yyyy)

  8. Financial Adviser
The undersigned confirm on behalf of the Broker-Dealer or Registered Investment Advisor that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that    the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Offering Circular and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment  for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Offering Circular and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an acknowledging of the fundamental risks of       the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned Financial Adviser further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification   Program.

A)	Registered Representative orB) Registered Investment Adviser NameName
Address Address

City State ZIP City State ZIP

Phone CRD# Phone IARD# Email Name of Broker/Dealer Email Name of Clearing Firm Financial Adviser Signatures

Signature of Registered or RA Representative Signature of B/D or Clearing Firm
  9.  Investment Instructions

Custodial Accounts
Forward Subscription Agreement to the custodian

By Wire Transfer
Summit Bank, ABA Routing #121138958 MacKenzie Realty Capital, Inc.,
Account #122003452
Beneficial Owner(s) – include in memo field

By Mail:
Checks should be made payable to “MacKenzie Realty Capital,   Inc.”
Regular Mail or Express/Overnight Delivery
89 Davis Road, Suite 100
Orinda, CA 94563
Payment to be sent under separate cover

  Additional Information
APPENDIX A TO SUBSCRIPTION AGREEMENT NOTICE TO STOCKHOLDER OF ISSUANCE OF UNCERTIFICATED SHARES OF PREFERRED STOCK
Containing the Information Required by Section 2-211 of the Maryland General Corporation Law
To: Stockholder
From: MacKenzie Realty Capital, Inc.
Shares of Preferred Stock, $0.0001 par value per share
MacKenzie Realty Capital, Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its preferred stock (the “Shares”) that correspond to the dollar amount of your subscription as set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation’s Charter, as the same may be amended from time      to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.
The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership    and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal  office